EXHIBIT 4
NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES
 ______________________________
INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
INCLUDING INDENTURES
The following instruments of Navistar International Corporation and its principal subsidiary, Navistar, Inc., and its indirect subsidiary, Navistar Financial Corporation, defining the rights of security holders are incorporated herein by reference.

4.1
Navistar International Corporation Restated Stock Certificate. Filed as Exhibit 4.20 to Quarterly Report on Form 10-Q for the period ended January 31, 2002, which was dated and filed March 11, 2002. Commission File No. 001-09618.

4.5
Indenture, dated as of November 6, 2017, by and among Navistar International Corporation, as Issuer, Navistar, Inc., as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, for Navistar International Corporation's 6.625% Senior Notes due 2025. Filed as Exhibit 4.1 to Current Report on Form 8-K dated and filed November 8, 2017. Commission File No. 001-09618.

4.6
Indenture, dated as of April 27, 2020, among Navistar International Corporation, Navistar, Inc. and the Bank of New York Mellon Trust Company, N.A., as trustee and as collateral agent. Filed as Exhibit 4.1 to Quarterly Report on Form 10-Q for the period ended April 30, 2020, which was dated and filed June 4, 2020. Commission File No. 001-9618.

4.7	Form of 6.625% Senior Note due 2025. Filed as Exhibit 4.2 to Current Report on Form 8-K dated and filed November 8, 2017. Commission File No. 001-09618.

4.8
Form of 9.500% Senior Secured Note due 2025 (included in Exhibit 4.6). Filed as Exhibit 4.2 to Quarterly Report on Form 10-Q for the period ended April 30, 2020, which was dated and filed June 4, 2020. Commission File No. 001-9618.

Instruments defining the rights of holders of other unregistered long-term debt of Navistar and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

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